                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

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[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                          NAUTICA ENTERPRISES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                           NAUTICA ENTERPRISES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                                              New York, New York
                                                                    June 6, 2003

To the Stockholders of
NAUTICA ENTERPRISES, INC.

     The Annual Meeting of Stockholders of Nautica Enterprises, Inc. will be held on July 8, 2003 at the offices of the Company, 40 West 57th Street, New York, New York, 7th floor, at 10:00 a.m. for the following purposes:

     (1) To elect directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

     (2) To ratify the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ended February 28, 2004; and

     (3) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

     Only stockholders of record at the close of business on May 29, 2003 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, BUT WISH THEIR STOCK TO BE VOTED ON MATTERS TO BE PRESENTED TO THE MEETING, ARE URGED TO REVIEW THE ATTACHED PROXY STATEMENT PROMPTLY AND THEN COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID, ADDRESSED ENVELOPE, OR VOTE BY TELEPHONE OR VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS FOR VOTING SET FORTH IN THE ATTACHED PROXY STATEMENT AND ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                                         By Order of the Board of Directors,

                                               HARVEY SANDERS,
                                               Chairman

                           NAUTICA ENTERPRISES, INC.
                              40 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019

                                PROXY STATEMENT

     This Proxy Statement is furnished with respect to the solicitation of proxies by the Board of Directors of Nautica Enterprises, Inc. (the "Company") for the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on July 8, 2003 and at any adjournment or postponement thereof, at 40 West 57th Street, 7th floor, New York, New York. The approximate date on which the Proxy Statement and form of proxy were first sent or given to stockholders was June 6, 2003.

     As of the close of business on May 29, 2003, the date for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof, there were issued and outstanding 33,590,100 shares of the Company's Common Stock, the holders thereof being entitled to one vote per share. The presence at the Annual Meeting of a majority of such shares, in person or by proxy, are required for a quorum. All shares that have been properly voted, whether by telephone, Internet or mail, and not revoked, will be treated as being present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted at the Annual Meeting.

     The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Annual Meeting. Shares represented by the proxy will be voted and, where the solicited stockholder indicates a choice with respect to any matter to be acted upon, the shares will be voted as specified. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the proxy will have the discretion to vote on those matters.

     The expense of the solicitation of proxies for the meeting, including the cost of mailing, will be borne by the Company. In addition to mailing copies of the enclosed proxy materials to stockholders, the Company may request persons, and reimburse them for their expenses with respect thereto, who hold stock in their names or custody or in the names of nominees for others to forward copies of such materials to those persons for whom they hold stock of the Company and to request authority for the execution of the proxies. In addition to the solicitation of proxies by mail, it is expected that some of the officers, directors, and regular employees of the Company, without additional compensation, may solicit proxies on behalf of the Board of Directors by telephone, telefax, and personal interview.

     Stockholders of record may vote by telephone, via the Internet or by mail. A toll-free telephone number and web site address are included on the proxy card. For stockholders who choose to vote by mail, a postage-paid envelope is provided.

     Voting by Telephone. Stockholders of record may vote by using the toll-free number listed on the proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow stockholders to vote their shares and confirm that their instructions have been properly recorded. The Company's telephone voting procedures are designed to authenticate stockholders by using individual control numbers provided on each proxy card. Stockholders who vote by telephone need not return the proxy card. Please see the proxy card for specific instructions.

     Voting via the Internet. Stockholders of record may also vote via the Internet as instructed on the proxy card. Internet voting is available 24 hours a day. As with telephone voting, stockholders will be given the opportunity to confirm that votes have been properly recorded. The Company's Internet voting procedures are designed to authenticate stockholders by using individual control numbers provided on each proxy card. Stockholders who vote via the Internet need not return the proxy card. Please see the proxy card for specific instructions.

     Voting by Mail. If a stockholder chooses to vote by mail, the proxy card should be signed, dated and returned in the postage-paid envelope provided. If a proxy card is signed, dated and mailed without indicating how it should be voted, it will be voted as recommended by the Board of Directors.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The persons named in the accompanying proxy intend to vote for the election as directors the eight nominees listed herein. All of the nominees have consented to serve if elected. All directors will be elected to hold office until the next annual meeting of stockholders, and, in each case, each director will serve until his successor is elected and qualified or until his earlier resignation or removal. If a nominee should be unable to act as a director, which is not anticipated, the persons named in the proxy will vote for any nominee who shall be designated by the present Board of Directors to fill the vacancy. Each of the nominees presently serves as a director.

     Set forth below is biographical information for each of the nominees. Unless otherwise indicated, each has served in his stated capacity for the last five years:

     Robert B. Bank, age 56, has been a Director of the Company since 1989. He is President of Robert B. Bank Advisory Services, a private capital investment and consulting firm.

     David Chu, age 48, joined the Company in 1984 and has been a Director since 1987. He was elected Vice Chairman of the Company in 2001. Mr. Chu served as Executive Vice President of the Company from 1989 until 2001, and served as President of Nautica International, Inc. and Nautica Apparel, Inc., each wholly-owned subsidiaries of the Company, from 1984 until 2001.

     Israel Rosenzweig, age 55, has been a Director of the Company since 1990. He is a Senior Vice President of BRT Realty Trust and has served in this capacity since April 1, 1998. On March 28, 2000, Mr. Rosenzweig became President of GP Partners, Inc., a corporation that renders advice to two private funds engaged in investing primarily in securities of real estate investment trusts and financial institutions. He was a Director of Bankers Federal Savings FSB, a savings and loan association from 1993 through April 1997, and was its Executive Vice President and Chief Lending Officer from November 1994 through April 1997. From May 1, 1997 to March 31, 1998, Mr. Rosenzweig was associated on a full-time basis with Gould Investors, L.P., a limited partnership which owns a diverse real estate portfolio, and he is currently a Vice President of the managing general partner of such limited partnership.

     Harvey Sanders, age 53, has been President, Chief Executive Officer and a Director of the Company since 1977 and Chairman of the Board since October 1993.

     Charles H. Scherer, age 59, has been a Director of the Company since May 1994. He is managing partner of Hughes Hubbard & Reed LLP, an international law firm that provides legal services to the Company.

     Steven H. Tishman, age 46, became a Director of the Company in September 2001. He has been a Managing Director of Rothschild Inc. since November 2002. Prior to November 2002, he was a Managing Director of Robertson Stephens beginning in November 1999. Prior to November 1999, Mr. Tishman was a Senior Managing Director of Bear, Stearns & Co. Inc. Mr. Tishman is a Director of Claire's Stores, Inc. and Cedar Fair, L.P.

     John Varvatos, age 48, has been a Director of the Company since April 2000. He has served as Senior Vice President of the Company since September 1998 and President of John Varvatos Company since October 1999. From July 1994 to August 1998, he was Senior Vice President of Men's Design for Polo/Ralph Lauren.

     Ronald G. Weiner CPA, age 57, has been a Director of the Company since October 1995. He is President of Perelson Weiner LLP, a certified public accounting firm based in New York City.

     Shares represented by proxies solicited by the Board of Directors will, unless contrary instructions are given, be voted in favor of the election as Directors of the nominees named above. If a stockholder wishes to withhold authority to vote for any nominee, such stockholder can do so by following the directions set forth on the form of proxy solicited by the Board of Directors or on the ballot distributed at the Annual Meeting if such stockholder wishes to vote in person. Directors shall be elected by a plurality vote of the shares of Common Stock present in person or represented by proxy at the meeting. Abstentions and broker non-votes will have no effect on the election of directors. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares on a particular matter.

     During fiscal year 2003, the Board of Directors held six meetings. The Compensation Committee of the Board of Directors is comprised of Messrs. Bank and Weiner. The Compensation Committee reviews the Company's compensation policies and practices and develops recommendations with respect to compensation for the Company's senior executives. The Audit Committee of the Board of Directors is comprised of Messrs. Bank, Rosenzweig and Weiner. The Audit Committee reviews the audit plan with the Company's independent certified public accountants, the scope and results of their audit and other related audit and accounting issues. All of the members of the Audit Committee and the Compensation Committee are "independent directors" as independence is defined in the Marketplace Rules of The Nasdaq Stock Market. During fiscal year 2003, the Compensation Committee held two meetings and the Audit Committee held four meetings. The Nominating Committee of the Board of Directors is comprised of Messrs. Bank, Rosenzweig, Tishman and Weiner. The Nominating Committee identifies candidates for election to the Board of Directors. The committee will consider nominations from stockholders, provided they are made in accordance with the Company's By-laws. Each of the incumbent directors attended at least 75% of the meetings of the Board and the committees to which the director was assigned, with the exception of Mr. Varvatos, whose schedule resulted in his attending fewer Board meetings.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements and reporting process, including the Company's systems of internal controls. The Audit Committee is comprised of three independent directors and operates under a written charter annually adopted by the Board of Directors. On April 29, 2003, the Board of Directors amended the charter of the Audit Committee to reflect, among other things, requirements of recently adopted federal legislation, including the Sarbanes-Oxley Act of 2002, new and proposed rules of the Securities and Exchange Commission and certain proposed listing standards of The Nasdaq Stock Market. A copy of such charter, as amended, is annexed to this Proxy Statement as Annex A.

     In the performance of its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended March 1, 2003 with management of the Company, including a discussion of the quality and acceptability of the Company's financial reporting and controls. In addition, the Audit Committee has discussed with the independent certified public accountants, who are responsible for expressing an opinion on the fair presentation of those audited financial statements in accordance with accounting principles generally accepted in the United States of America, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees.

     The Audit Committee has received the written disclosures and the letter from the independent certified public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent certified public accountants such accountants' independence. The Audit Committee also considered whether the independent certified public accountants' provision of non-audit related services to the Company is compatible with maintaining independence. Further, the Audit Committee discussed with the Company's independent certified public accountants the overall scope of their audit. The Audit Committee meets periodically with the Company's independent certified public accountants, with and without management present, to discuss the results of their audits or reviews, their assessments of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the review and discussions described above with management and the independent certified public accountants, and subject to the limitations of the Audit Committee's role, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 1, 2003 and filed with the Securities and Exchange Commission. The Audit Committee has also recommended and the Board of Directors has approved, subject to stockholder ratification as discussed in Proposal Two below, the selection of the Company's independent certified public accountants.

                                         Submitted by the Audit Committee

                                         Ronald G. Weiner, Chairman,
                                         Robert B. Bank, and
                                         Israel Rosenzweig

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of May 23, 2003 by each nominee for director, by each of the executive officers of the Company included in the Summary Compensation Table below, by all directors and executive officers as a group and, as of the dates set forth in footnotes 3 and 4 below, by all stockholders known to the Company to have been beneficial owners of more than five percent of its Common Stock.

                                                      AMOUNT BENEFICIALLY    PERCENT OF
NAME OF BENEFICIAL OWNER                                  OWNED(1)(2)         CLASS(%)
------------------------                              -------------------    ----------
Robert B. Bank......................................          32,000               *
David Chu...........................................       1,795,392             5.1
Paulette McCready...................................         163,700               *
Israel Rosenzweig...................................          20,000               *
Harvey Sanders......................................       4,698,440            13.5
Charles H. Scherer..................................          21,000               *
Steven H. Tishman...................................           3,000               *
John Varvatos.......................................         116,000               *
Ronald G. Weiner....................................          27,500               *
Don Witkowski.......................................           7,000               *
All Directors and Executive Officers as a group.....       6,884,032            18.8
FMR Corp. and related parties(3)....................       3,580,000            10.7
Royce & Associates, Inc.(4).........................       2,931,000             8.7

---------------

 *  Indicates holdings of less than 1%.

(1) Directly and indirectly. The inclusion of securities owned by others as beneficially owned by the respective nominees and officers does not constitute an admission that such securities are beneficially owned by them. All of the named individuals have, except as set forth in Note 2 below, sole voting and investment powers with respect to the aforesaid shares.

(2) Includes the following shares which may be acquired pursuant to existing stock options which are exercisable on or before July 22, 2003: Robert B. Bank -- 32,000; David Chu -- 1,358,940; Paulette McCready -- 163,700; Israel Rosenzweig -- 20,000; Harvey Sanders -- 1,294,500; Charles H.
    Scherer -- 20,000; Steven H. Tishman -- 1,000; John Varvatos -- 116,000; Ronald G. Weiner -- 20,000; and, Don Witkowski -- 7,000. With respect to Mr. Sanders, includes 1,200,000 shares owned by the Harvey Sanders Grantor Retained Income Trust. Such trust has sole voting and investment power with respect to such shares.

(3) Information is based upon statements filed under Section 13 of the Securities Exchange Act of 1934 reporting shareholdings as of December 31, 2002. In addition to FMR Corp., related parties on the filing are Fidelity Low Priced Stock Fund, Fidelity Management and Research Company, Edward C. Johnson 3d and Abigail P. Johnson. The reporting persons have sole dispositive power with respect to all 3,580,000 shares. The address for FMR Corp. and related parties is 82 Devonshire Street, Boston, Massachusetts 02109.

(4) Information is based upon statements filed under Section 13 of the Securities Exchange Act of 1934 reporting shareholdings as of December 31, 2002. Royce & Associates, Inc. is deemed to have sole voting and dispositive power with respect to all 2,931,000 shares. The address for Royce & Associates, Inc. is 1414 Avenue of the Americas, New York, New York 10019.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended March 1, 2003, March 2, 2002 and March 3, 2001 the cash compensation paid by the Company and its subsidiaries, to the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company other than the Company's Chief Executive Officer as of March 1, 2003.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                      ANNUAL         COMPENSATION
                                                   COMPENSATION         AWARDS
                                                 -----------------   ------------    ALL OTHER
                                                 SALARY     BONUS      OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR     ($)       ($)         (#)           ($)(1)
---------------------------               ----   -------   -------   ------------   ------------
Harvey Sanders..........................  2003   941,169   498,418          --         3,345
  Chairman of the Board,                  2002   943,115   162,800          --         2,001
  Chief Executive Officer and President   2001   915,971   526,800          --         2,956

David Chu...............................  2003   459,633   374,950          --         6,244
  Vice Chairman                           2002   834,418   130,200          --         5,231
                                          2001   811,115   421,400          --
                                                                                       6,251

Paulette McCready(2)....................  2003   550,000   388,239          --         2,687
  President -- Nautica Jeans Company and  2002   553,739   398,500          --         1,530
  Nautica Children's Company, wholly-     2001   531,388   110,000          --         2,550
  owned subsidiaries of the Company

John Varvatos(2)........................  2003   735,000    67,271          --         3,135
  President -- John Varvatos Company,     2002   736,346        --          --         3,135
  a wholly-owned subsidiary of the        2001   728,885   330,000          --         3,135
     Company

Don Witkowski(3)........................  2003   650,000   437,415          --         1,158
  President -- Nautica International,     2002   415,385        --      35,000            --
     Inc.,
  a wholly-owned subsidiary of the
     Company

---------------
(1) "All Other Compensation" is comprised of contributions made by the Company to the named executives pursuant to the Company's 401(k) Plan and, with respect to Messrs. Sanders, Chu and Varvatos in 2003, 2002 and 2001, the following additional amounts representing the economic value attributable to each of them for split-dollar life insurance, respectively: Mr.
    Sanders -- $547, $471 and $406; Mr. Chu -- $3,473, $3,701 and $3,701; and,
    Mr. Varvatos -- $3,135, $3,135 and $3,135. Due to considerations raised by the Sarbanes-Oxley Act of 2002, the Company has ceased paying premiums under such split-dollar life insurance policies.

(2) Ms. McCready, age 44, joined the Company in 1990 and has held numerous positions, most recently as President of Nautica Jeans Company and Nautica Children's Company. Mr. Varvatos joined the Company in 1998 as a Senior Vice President and is currently President of John Varvatos Company.

(3) Mr. Witkowski commenced working for the Company on October 29, 2001 and ceased working for the Company on May 19, 2003.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Company's executives listed in the Summary Compensation Table above, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the 2003 fiscal year:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                          NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                              SHARES                      OPTIONS AT FY-END(#)            AT FY-END($)
                            ACQUIRED ON      VALUE      -------------------------   -------------------------
NAME                        EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                        -----------   -----------   -------------------------   -------------------------
Harvey Sanders............    337,500      3,716,213         1,214,500/120,000             1,364,730/0
David Chu.................         --             --         1,278,940/120,000             2,822,695/0
Paulette McCready.........         --             --           137,000/ 46,700                     0/0
John Varvatos.............         --             --            91,000/ 54,000                     0/0
Don Witkowski.............         --             --             7,000/ 28,000                     0/0

DIRECTOR COMPENSATION

     During fiscal year 2003, each non-employee Director received compensation of $2,000 for each Board and committee meeting attended, and an annual fee of $20,000. No fees are payable to officers and employees of the Company who serve as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and Messrs. Sanders and Chu have entered into an agreement that provides that upon the death of either of them, the Company will purchase a portion of the shares of Common Stock of such stockholder. The Company has obtained policies of life insurance on the lives of such stockholders for the purpose of utilizing the proceeds from such insurance for the purchase of the shares. The agreement provides for the Company to purchase the shares of the deceased stockholder at a value which is equal to the average of the last sale price as reported on the National Market List of the Nasdaq (or the closing price if the shares are listed on a national securities exchange) for the thirty trading days prior to the date of death of the deceased stockholder. The Company's obligation to purchase the Common Stock of the deceased stockholder is limited to the life insurance proceeds received by the Company on the death of such stockholder. The agreement also provides, as soon after the death of the stockholder as is practicable, for the filing of a registration statement with the Securities and Exchange

Commission for a secondary offering to provide for the sale of the balance of the shares owned by the deceased stockholder.

     Mr. David Chu, Vice Chairman of the Company, is entitled to receive 50% of the net income Nautica Apparel, Inc. receives from all royalty income earned with respect to the Nautica name and trademarks. For the year ended March 1, 2003, Mr. Chu earned net royalty income of $9,305,282. Through a separate arrangement, Mr. Chu was entitled to receive, subject to certain conditions, a design fee of up to 1.5% of the net sales of certain new products. On January 7, 2002, this agreement was cancelled by the Company for a payment of $5,630,123.

     During fiscal year 2003, the Company paid $539,089 to the law firm of Hughes Hubbard & Reed LLP for professional services rendered to the Company. Samuel Sultanik, Esq., the brother-in-law of Harvey Sanders, Chairman of the Board, Chief Executive Officer and President of the Company, is a partner of Hughes Hubbard & Reed LLP and Charles H. Scherer, Esq., a Director of the Company, is managing partner of Hughes Hubbard & Reed LLP. From time to time, Rothschild Inc. may provide financial advisory services to the Company. Steven
H. Tishman, a Director of the Company, is a Managing Director of Rothschild Inc. No such services were provided to the Company during fiscal year 2003.

     During fiscal year 2003, the Company paid $55,272 to the firm of Chu/Pettersen Interior Design, Inc. for interior design and related services provided to the Company. Mr. Peter Chu, the brother of David Chu, Vice Chairman of the Company, is a stockholder and Vice President in such firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of its Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, during fiscal year 2003 all Section 16(a) reports applicable to its officers, directors and greater than ten percent stockholders were timely filed.

EMPLOYEE CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with Messrs. Sanders, Chu and Varvatos providing that in the event of a change in control of the Company, as defined in the agreements, each has the right to receive a lump sum payment upon termination of employment other than for cause, for permanent disability or for resignation for good reason within three years after the change in control. At March 1, 2003, the maximum amount payable to Mr. Sanders, Mr. Chu and Mr. Varvatos under such agreements was $4,311,000, $2,556,500 and $2,460,800, respectively.

     The Company has entered into split-dollar agreements with trusts established by each of Mr. Sanders and Mr. Chu, and with Mr. Varvatos. Pursuant to each of the agreements, the Company pays the annual premium on specified life insurance policies owned by each of the trusts and by Mr. Varvatos, net of the amount of the "economic benefit" attributable to each of the employees. The amount of the premiums paid by the Company constitutes indebtedness from each of the trusts and Mr. Varvatos to the Company and is secured by collateral assignments of each of the insurance policies to the Company. The premium payable by the Company in fiscal 2003 for the benefit of Mr. Sanders' trust was $57,232, for Mr. Chu's trust, $49,402 and for Mr. Varvatos, $89,336. Due to considerations raised by the Sarbanes-Oxley Act of 2002, the Company has ceased paying premiums under such split-dollar life insurance policies. The face value of the policy for Mr. Sanders' trust is $5,000,000, for Mr. Chu's trust, $5,050,000 and for Mr. Varvatos, $5,000,000.

     The Company has entered into an employment agreement with Mr. Varvatos which provides for continued service by Mr. Varvatos in his present position as President of John Varvatos Company ("JVC") until February 28, 2005, subject to extension for additional three year segments unless either the Company or Mr. Varvatos provides notice of non-extension. During fiscal year 2003, Mr. Varvatos was entitled to receive a salary of $735,000. Thereafter, any increases are determined by the Board of Directors, subject to a minimum increase of no less than 5%. Mr. Varvatos is entitled to annual bonuses in accordance with the Company's policies in effect from time to time. The employment agreement includes the change in control provisions set forth above and provides that if during the term of employment Mr. Sanders is no longer employed by the Company then the Company shall exercise one of the following options: (i) spin-off to the Company's stockholders the shares of JVC with Mr. Varvatos serving as its Chief Executive Officer; (ii) sell JVC to Mr. Varvatos at fair market value, or
(iii) pay to Mr. Varvatos an annual amount equal to 10% of JVC's net income (after taxes) for so long as he remains JVC's Chief Executive Officer. The Company can elect to cease making the annual payments provided for in clause
(iii) above by making a lump sum payment to the executive in an amount equal to two times the JVC average annual net income (after taxes) for the prior three years; provided, however, such sum shall not exceed $50 million. Mr. Varvatos has assigned to the Company all of his right, title and interest in and to the names John Varvatos, Varvatos and John Varvatos Company, and any derivations thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert B. Bank and Ronald G. Weiner serve as members of the compensation committee (the "Compensation Committee") of the Board of Directors. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with the Company's executive officers or other Directors.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors consists of two independent non-employee directors. The Compensation Committee reviews the Company's executive compensation policies and practices and develops recommendations to the Board with respect to compensation for the Company's senior executives. An executive compensation program adopted by the Board provides a framework for administering the Company's executive compensation program. The Committee also administers the Company's Incentive Compensation Plan and the 1996 Stock Incentive Plan.

     The goals of the Company's compensation policies are as follows:

     - to attract, retain, reward and motivate executive officers and employees by establishing compensation levels generally competitive with the marketplace;

     - to align executive compensation with the Company's business objectives;

     - to position compensation to reflect the individual's performance as well as the level of responsibility, skill and strategic value of the executive; and

     - to align the interests of the Company's employees with those of its stockholders.

     In setting compensation, the Compensation Committee reviews, with the assistance, from time to time, of independent compensation consultants, available information for similar positions or levels at comparable companies. Such companies include a diverse range of apparel manufacturers with sales within, below and above the range of sales of the Company. The Compensation Committee has adopted a policy to seek to maintain executive compensation within the deduction cap of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Company's executive compensation program consists of three main components: base salary, cash bonus or incentive awards, and long-term stock-based incentives. Base salaries are determined with reference to a competitive norm and job grades with consideration given to the executive's strategic value, experience, proficiency and performance. Ranges of salary are assigned to each grade with a minimum salary representing the lowest entry level, a midpoint salary representing a market value of experienced good performers and a maximum salary representing the highest value for the most experienced and proficient employees. Cash bonuses to eligible employees are based upon a formula to provide a direct "pay-for-performance" vehicle. The annual bonus also serves to focus executives on those activities that most directly affect stockholder value which are within their control and for which they are held accountable. At the beginning of the fiscal year, specific performance measures and goals are established based upon corporate and/or business unit profitability and individual performance. Each participant is assigned a target bonus award opportunity that relates to his or her level. That target award level represents the level of bonus payment the participant can expect to earn in the event all performance goals are achieved at 100% during the ensuing fiscal year. When performance levels exceed or fall below expectations, actual awards are proportionately increased or decreased from the target, with bonuses "at risk." In fiscal year 2003, the target levels established at the corporate and business unit levels were based upon earnings before income taxes.

     With respect to certain senior executives, including Harvey Sanders, the Chairman of the Board, President and Chief Executive Officer of the Company, David Chu, the Vice Chairman of the Company, and John Varvatos, President of John Varvatos Company, a wholly-owned subsidiary of the Company, annual incentive award opportunities are set in accordance with the Company's Incentive Compensation Plan (the "Plan"). At the start of each fiscal year, the Compensation Committee, in consultation with management, establishes target levels of either earnings before income taxes, net earnings and/or return on equity for the Company or a business unit. In fiscal year 2003, threshold levels of earnings were established. If the designated minimum level of earnings was not achieved, the participants would have received no incentive award for fiscal year 2003 performance under the Plan (although in its discretion, the Compensation Committee may authorize awards outside of the Plan). During such year, certain of the Company's business units exceeded the minimum threshold level, and the participants received an incremental proportionately greater payment than the minimum. Other business units did not exceed the minimum and participants received no bonuses, while others received discretionary bonuses. The Compensation Committee has established target levels for fiscal year 2004 and has granted incentive award opportunities for such year to each of Messrs. Sanders, Chu and Varvatos.

     The Company's senior executives are eligible to receive stock options and/or restricted stock in accordance with the Company's 1996 Stock Incentive Plan. The objectives of such participation are to align executive and stockholder long term interests and to enable executives to develop a stock ownership position in the Company. The Compensation Committee has the responsibility of granting stock options and restricted stock awards to executive and management employees. In granting stock options, the Compensation Committee takes into account Company performance, subsidiary performance and individual performance, utilizing the same factors as those used in the determination of cash compensation. The Compensation Committee also takes into account the number of options held by an individual and the total number of stock options outstanding. No stock options were granted to the executive officers listed in the Summary Compensation table above in fiscal year 2003.

     The Chairman of the Board, President and Chief Executive Officer of the Company is Harvey Sanders. The criteria by which the Compensation Committee determines salary, bonus and the grant of stock options for senior executives, as set forth above, is also utilized by the Compensation Committee in determining cash compensation and stock awards for Mr. Sanders.

                                         Compensation Committee

                                         Robert B. Bank
                                         Ronald G. Weiner

PERFORMANCE GRAPH

     The following performance graph assumes $100 invested in Nautica Enterprises, Inc. Common Stock, the Nasdaq Stock Market (U.S.) and S&P 600 Textiles Index on March 1, 1998. Where applicable, it assumes reinvestment of dividends.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN FOR
           NAUTICA ENTERPRISES, INC., NASDAQ STOCK MARKET (U.S.) AND
                             S&P 600 TEXTILES INDEX
                     FOR THE FIVE YEARS ENDED MARCH 1, 2003

                            (PERFORMANCE LINE GRAPH)

                                                        BASE YEARS ENDING MARCH 1,
                                             ------------------------------------------------
                                             1998    1999     2000     2001     2002    2003
                  PERIOD                     ----   ------   ------   ------   ------   -----
               COMPANY/INDEX
NAUTICA ENTERPRISES INC....................  100     52.06    39.48    62.26    48.21   33.04

S&P 600 TEXTILES INDEX.....................  100     43.65    29.02    14.57    11.56    8.61

NASDAQ U.S. INDEX..........................  100    130.24   277.87   119.39   102.72   76.90

                                  PROPOSAL TWO

                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     The Board of Directors proposes the ratification by the stockholders at the Annual Meeting of Stockholders of the Company of the appointment of the accounting firm of Grant Thornton LLP as independent certified public accountants who will make an examination of the accounts of the Company for the year ending February 28, 2004. Grant Thornton LLP served as the Company's independent certified public accountants for the years ended March 1, 2003 and March 2, 2002. Stockholder ratification of the selection of Grant Thornton LLP as the Company's independent certified public accountants is not required by the Company's By-laws or otherwise. If the stockholders fail to ratify the selection, the Board of Directors will consider whether to retain that firm. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the

Company and its stockholders. A representative of Grant Thornton LLP is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if that representative so desires.

     This Proposal Two relating to the ratification of the appointment of Grant Thornton LLP, will be adopted if a majority of the voting power of the shares of Common Stock present at the meeting, in person or by proxy, and entitled to vote, affirmatively vote in favor of the proposal. Broker non-votes will have no effect on the adoption of this proposal.

     The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent certified public accountants.

AUDIT FEES

     The aggregate fees billed by Grant Thornton LLP in each of the last two fiscal years for professional services rendered for the audit of the Company's annual financial statements, review of financial statements included in the Company's quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were $342,110 for 2003 and $296,000 for 2002.

AUDIT-RELATED FEES

     The aggregate fees billed by Grant Thornton LLP in each of the last two fiscal years for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statements were $84,193 in 2003 and $411,106 in 2002. The nature of the services performed for these fees included, among other things, employee benefit plan audits, special projects, internal control reviews, and consultations concerning financial accounting and reporting matters not classified as audit.

TAX FEES

     The aggregate fees billed by Grant Thornton LLP in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning were $256,024 for 2003 and $330,154 for 2002.

ALL OTHER FEES

     There were no fees billed by Grant Thornton LLP in fiscal year 2003 for products and services other than those reported in the three prior categories. The aggregate fees billed by Grant Thornton LLP in 2002 for products and services other than those reported in the three prior categories was $361,189. The nature of the other services performed included advisory services with respect to information systems and other matters, and implementation of information systems.

     The Audit Committee of the Board of Directors has considered whether provision of non-audit services by Grant Thornton LLP is compatible with maintaining the independent public accountants' independence. The Audit Committee has established a policy requiring its review and approval of all audit services, engagements and permitted non-audit services to be performed by the Company's independent public accountants. The policy allows the Audit Committee to delegate pre-approval authority to one or more Audit Committee members.

                 PROPOSALS BY STOCKHOLDERS-2004 ANNUAL MEETING

     All proposals by stockholders intended to be presented at the next annual meeting of stockholders (scheduled to be held in July 2004) must be received by the Company at its office at 40 West 57th Street, New York, New York 10019, no later than February 6, 2004 in order to be included in the Proxy Statement and form of proxy relating to such meeting. All such proposals must comply with applicable Securities and Exchange Commission rules and regulations.

                                 OTHER BUSINESS

     Management is not aware of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the meeting, or any adjournment or postponement thereof, the enclosed proxy confers upon the persons entitled to vote the shares represented by such proxies, discretionary authority to vote the same in respect to any such other business in accordance with their best judgment in the interest of the Company.

     MANAGEMENT UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE, UPON WRITTEN OR VERBAL REQUEST BY ANY SUCH STOCKHOLDER BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULE FILED THEREWITH. WRITTEN REQUEST FOR SUCH REPORT SHOULD BE ADDRESSED TO NAUTICA ENTERPRISES, INC., 40 WEST 57TH STREET, NEW YORK, NEW YORK 10019, ATTENTION: INVESTOR RELATIONS. VERBAL REQUESTS SHOULD BE MADE BY TELEPHONE TO NAUTICA ENTERPRISES, INC. AT (212) 541-5757.

     Stockholders are urged to vote the enclosed proxy, solicited on behalf of the Board of Directors, or vote by telephone or via the Internet. Unless a contrary direction is indicated, proxies will be voted for the election as directors of the nominees listed in this Proxy Statement and for Proposal Two. The proxy does not affect the right to vote in person at the meeting and may be revoked by the stockholder any time prior to its being voted.

                                         By Order of the Board of Directors,

                                                     HARVEY SANDERS,
                                                        Chairman

June 6, 2003

                                                                         ANNEX A

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                           NAUTICA ENTERPRISES, INC.

     The Board of Directors (the "Board") of Nautica Enterprises, Inc. (the "Company") has constituted and established an Audit Committee (the "Committee") with authority, responsibility, and specific duties as described in this Audit Committee Charter.

COMPOSITION

     The members of the Committee shall meet the independence and experience requirements of the NASDAQ Stock Market ("NASDAQ"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "SEC"). The Committee shall be comprised of at least three directors, the members of which shall be appointed by the Board.

PRINCIPAL FUNCTIONS

     The Committee shall assist the Board in monitoring (1) the accounting and financial reporting processes of the Company and the integrity of the Company's financial statements, (2) the compliance by the Company with financial reporting requirements, and (3) the independence and performance of the Company's internal and external auditors. As such, the Committee shall have the authority to retain special legal, accounting or other consultants to advise and assist the Committee in carrying out its duties. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee's principal functions shall include the following:

     - Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     - The sole authority to appoint (subject, if applicable, to stockholder ratification), compensate, retain, oversee (including working with management of the Company and such public accounting firm(s) to resolve disagreements regarding financial reporting), evaluate and if deemed appropriate, terminate the work of any public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each such public accounting firm shall report directly to the Committee.

     - Direct the Company, in its capacity as a committee of the Board of Directors, to provide appropriate funding for (a) payment of compensation to any public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) payment of compensation to any advisors employed by the

       Committee, and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

     - Approve all audit engagement fees and terms.

     - Review, evaluate and pre-approve all audit services and permissible non-audit services provided by the Company's auditor as set forth in
       Section 10A(i) of the Exchange Act. The Audit Committee may delegate authority to one or more members, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions made by such member or members are presented to the full Committee for consideration and ratification at its next scheduled meeting.

     - Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     - Receive periodic reports from the Company's independent auditor(s) regarding the auditor's independence consistent with Independence Standards Board Standard 1, which requires that auditors discuss with the Committee any significant relationship that could impair their independence, and discuss such reports with the auditor.

     - Review the planning of the independent audit and any special audit procedures required.

     - Review the results of the external audit of the Company's financial statements, the independent auditor's opinion, any related management letter, management's responses to recommendations made by the independent auditor in connection with the audit, reports submitted to the Committee by the Company's chief financial officer, and management's responses to those reports.

     - Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

     - Review the Company's annual financial statements prior to filing of its Form 10-K, and discuss with management and the independent auditor any significant issues regarding accounting principles, practices and judgments; and report to the Board and to the stockholders of the Company whether, based on such reviews and discussions, it recommends to the Board that the most recent year's audited financial statements be included in the Company's Form 10-K to be filed with the SEC.

     - Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

     - Review, in consultation with the independent auditor and the Company's chief financial officer, any major issues as to the adequacy of the Company's internal financial controls and any special steps adopted in light of material control deficiencies.

     - Approve any material changes and other material questions regarding the appropriate accounting principles and practices to be followed when preparing the Company's financial statements.

     - Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy report.

     - Such other oversight duties and responsibilities as may be assigned to the Committee, from time to time, by the Board and/or Chairman of the Board, or in order to comply with the requirements of the Exchange Act, NASDAQ or the SEC.

MEETINGS

     The Committee will meet as often as necessary to carry out its responsibilities, but not less frequently than quarterly. Meetings may be called by the Chairman of the Committee, the Chief Executive Officer of the Company or any member of the Committee. In addition, the Committee will make itself available to the independent auditor(s) of the Company as requested by such independent auditor(s). All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company's records. Written or oral reports of meetings of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board approved by the Committee.

LIMITATION OF RESPONSIBILITIES

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

APPROVAL

     This Charter, as amended, was approved by the Board on April 29, 2003.

PROXY                                                                      PROXY

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                            NAUTICA ENTERPRISES, INC.
              PROXY -- ANNUAL MEETING OF STOCKHOLDERS, JULY 8, 2003

      The undersigned hereby appoints Harvey Sanders and David Chu, and each of them, proxies and attorneys-in-fact of the undersigned, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Nautica Enterprises, Inc. held of record by the undersigned on May 29, 2003 at the Annual Meeting of Stockholders to be held on July 8, 2003 or any adjournment or postponement thereof.

                  (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------
    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

        YOU CAN NOW ACCESS YOUR NAUTICA ENTERPRISES, INC. ACCOUNT ONLINE.

Access your Nautica Enterprises, Inc. stockholder account online via Investor ServiceDirect(SM) (ISD).

Mellon Investor Services LLC, agent for Nautica Enterprises, Inc., now makes it easy and convenient to get current information on your stockholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

      -     View account status           -     Make address changes

      -     View certificate history      -     Establish/change your PIN


              VISIT US ON THE WEB AT HTTP://WWW.MELLONINVESTOR.COM
                AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

STEP 1: FIRST TIME USERS - ESTABLISH A PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

THE CONFIDENTIALITY OF YOUR PERSONAL INFORMATION IS PROTECTED USING SECURE SOCKET LAYER (SSL) TECHNOLOGY.

-     SSN or Investor ID

-     PIN

-     Then click on the Establish PIN button


Please be sure to remember your PIN, or maintain it in a secure place for future reference.


STEP 2: LOG IN FOR ACCOUNT ACCESS

You are now ready to log in. To access your account please enter your:

-     SSN or Investor ID

-     PIN

-     Then click on the Submit button


If you have more than one account, you will now be asked to select the appropriate account.

STEP 3: ACCOUNT STATUS SCREEN

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

-     Certificate History

-     Issue Certificate

-     Address Change

              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                       9AM-7PM MONDAY-FRIDAY EASTERN TIME

                             Please Mark Here for Address Change or Comments [ ]

                                                                SEE REVERSE SIDE

                                        For    Withhold
                                        All       All
1.    Election of Directors             [ ]       [ ]

      Nominees:
      01 Robert B. Bank         02 David Chu
      03 Israel Rosenzweig      04 Harvey Sanders
      05 Charles H. Scherer     06 Steven H. Tishman
      07 John Varvatos          08 Ronald G. Weiner

      INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the blank space below.


                                                   FOR     AGAINST    ABSTAIN
2.    Ratification of the appointment of Grant     [ ]       [ ]        [ ]
      Thornton LLP as independent certified
      public accountants for the Company.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS "1" AND "2".



Signature                       Signature                       Date
         ---------------------           ---------------------      ------------

PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL NAME AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

      INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11PM EASTERN TIME
                      THE DAY PRIOR TO ANNUAL MEETING DAY.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


                                    INTERNET
                           HTTP://WWW.EPROXY.COM/NAUT

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                    TELEPHONE
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

  IF YOU VOTE BY TELEPHONE OR THE INTERNET, DO NOT MAIL BACK THIS PROXY CARD.

  PROXIES SUBMITTED BY TELEPHONE OR THE INTERNET MUST BE RECEIVED BY 11:00 PM
                         EASTERN TIME, ON JULY 7, 2003.